Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SEA BioGAS Corporation
(Name of small business issuer in its charter)
____________________

Delaware	3510
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

4202 Tower One, Lippo Center,	Delaware Intercorp, Inc
89 Queensway Rd, Hong Kong	113 Barksvale Professional Center
(852) 6101-7023	Newark, Delaware 19711-3258
(302) 266-9367
(Address and telephone number of registrant’s executive office)	(Name, address and telephone number of agent for service)
_________________

With copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington   99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Securities to be	Amount To	Offering Price	Aggregate	Registration
Registered	Be Registered	Per Share (3)	Offering Price (3)	Fee (3)

Common stock offered
by the Company (1)	1,500,000	$0.05	$75,000	$5.35

Common stock offering
by selling shareholder (2)	600,000	0.05	30,000	2.14

Total	2,100,000	$0.05	$105,000	$7.49

(1)	Represents shares in our common stock to be issued by SEA BioGAS under the prospectus included in this registration statement.

(2)	Represents shares to be sold by the selling shareholder.

(3)	Estimated solely for the purposes of calculating the registration fee under Rule 457 under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Subject to Completion, dated November ____, 2010

PRELIMINARY PROSPECTUS

SEA BIOGAS CORPORATION
1,300,000 minimum / 1,500,000 maximum shares offered by SEA BioGAS
600,000 shares offered by the Selling Shareholder

Offering Price: $0.05 per Share

Before this offering, there has been no public market for the common stock and after this offering there will be no public market for the common stock.

Through this prospectus, we are offering a minimum of 1,300,000 shares and a maximum of 1,500,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker / dealers.  The selling shareholder named in this prospectus is offering for resale 600,000 shares of our common stock.  The offering price has been arbitrarily fixed at $0.05 per share.

Our common stock is presently not traded on any public market or securities exchange and we have not applied for listing or quotation on any public market. In the event we sell at least 1,300,000 shares of our common stock in this offering, of which there is no assurance, we intend to seek a market maker to file an application to the Financial Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board (“OTC BB”).  There is no assurance that our common stock will eventually be quoted on the OTC BB or any other public market or stock exchange.

We are offering a minimum of 1,300,000 shares of our common stock.  In the event that 1,300,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. The SEC staff generally defines “promptly” as three days.  Funds will be held in a separate account at HSBC Main Branch, 1 Queens Road, Central, Hong Kong.  If 1,300,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund.  The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds.  Only our President will have access to the account.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding.  If we file voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be likely be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors.  If this happens, you will lose your entire investment not withstanding the purported minimum offering provisions.  You will not have the right to withdraw your funds during the offering.

Our common stock will be sold on our behalf by Douglas Fletcher, our president and director.  He will not receive any commissions or proceeds from the offering for selling shares on our behalf nor will he register as a broker-dealer.  Our director and officer may not purchase securities in our offering in order to reach the minimum offering size.

Concurrent with this offering, we are registering 600,000 shares of common stock for sale by the selling shareholder. We will receive no proceeds from the sale of the shares by the selling shareholder. The offering by the selling shareholder will be for a period of 270 days from the effective date of our Registration Statement. The actual number of shares sold will vary depending upon the future decisions of the selling shareholder.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK OFFERED THROUGH THIS PROSPECTUS WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.  PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

		Expenses of	Gross Proceeds
	Offering Price	the Offering	to SEA BioGAS (1)

Per Share - Minimum	$0.05	$0.012	$0.038
Per Share - Maximum	0.05	0.011	0.039
Company - Minimum	65,000	16,000	49,000
Company - Maximum	75,000	16,000	59,000
Selling Shareholders	$30,000	$0	$0

(1) $16,000 of the gross proceeds will be used to pay for the costs of this offering.

The sale of shares by the selling shareholder is not contingent upon the Company selling the minimum offering. The selling shareholder will be responsible for the sale of his shares and we do not anticipate that the Company or its president will be involved with the sale of the shares of the selling shareholder. As a result of the fiduciary duty of the president due to the Company, in the event that the selling shareholder requests assistance in the sale of his shares, that assistance will only be provided once we have completed our offering.  We do not believe that there will be any impact on our ability to sell shares under this offering during a coincident secondary offering by the selling shareholder.  We have agreed to bear the expenses relating to the registration of the shares for the selling shareholder.  There is no obligation upon the selling shareholder to sell any of his shares in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________________, 2010.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus.  You should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.  All references to “we”, “us”, “our”, or “SEA BioGAS” or similar terms used in this prospectus refer to SEA BioGAS Corporation.

All dollar amounts in this prospectus are in U.S. dollars, unless otherwise stated.

Our Business

We were incorporated in the State of Delaware on October 5, 2009.  Our executive office is located at 4202 Tower One, Lippo Center, 89 Queensway Road, Hong Kong.  Our telephone number is 852 6101 7023.  We may also be reached by email at info@seabiogas.com. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, Delaware 19711 and our registered agent is Delaware Intercorp, Inc.

We are a start-up, development-stage company that has had no operations to date.  From October 5, 2009 (inception) to June 30, 2010, we have not generated any revenues and have incurred an accumulated deficit of $4,045 (including the effect of currency translation adjustments).

We were formed to identify and provide development services including taking ownership positions in renewable energy projects in southeast Asia.  There is no assurance that we will be able to develop any projects or earn any revenues.

Our President, Douglas Fletcher, is our sole officer and director and will be responsible for developing and implementing our initial business strategy.  He was formerly an investment banker with a leading global investment bank and has lived in Asia since 1998, with eight of those years being in southeast Asia.

Our business plans for the next twelve months are detailed in the Management's Discussion and Analysis of Financial Condition and Results of Operations beginning on page 29.

The Offering

Shares being offered by the Company:	A minimum of 1,300,000 shares and up to a maximum of 1,500,000 shares of our common stock.
Shares Offered by the Selling Shareholder:	Up to 600,000 shares of our common stock. See “Selling Shareholders”.
Offering Price per share:	$0.05 per share
Offering Period:	The shares are being offered by both the Company and the selling shareholder for a period not to exceed 270 days.
Net Proceeds to the Company:	Approximately $49,000 (minimum) to $59,000 (maximum). We will not receive any proceeds from the sale of the selling shareholder’s shares
Use of Proceeds:	We will use the net proceeds for salaries, sales and administrative expenses and working capital. See “Use of Proceeds”.

Number of shares outstanding before the offering:	13,200,000.
Number of shares outstanding after the offering:	14,500,000 if the minimum number of shares are sold, 14,700,000 if the maximum of shares are sold
Risk Factors:	See “Risk Factors” beginning on page 8 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

We will sell the shares in this offering through our sole officer and director, Douglas Fletcher. He will receive no commission from the sale of the shares nor will he register as a broker-dealer.  We have no intention of inviting broker-dealer participation in this offering. We will also distribute the prospectus to potential investors and to friends and relatives of our director who are interested in us and a possible investment in the Company. Our officer and director will not be able to purchase securities in the offering in order to reach the minimum share offering.

Summary of Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

BALANCE SHEET	As of	As of
	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
Cash	$71,805	$72,188
Total other assets	$15,000	$--
Total liabilities	$19,150	$326
Stockholders’ equities	$67,655	$71,862

INCOME STATEMENT	For the	For the Period
	Six Months Ended	Ended
	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
Interest Income	$3	$0
Expenses	$4,131	$341
Unrealized F/X gains (losses)	$(79)	$503
Net earnings	$(4,207)	$162
Net earnings per share	$ nil	$ nil

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to develop renewable energy power plants in Thailand and elsewhere in Southeast Asia either alone or in co-ventures will other developers, equipment suppliers or financial investors focused on that sector.  In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and

Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company, nor do our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before investing in the shares of our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. As a result, you could lose all or a part of your investment.  Please note that throughout this prospectus, the words “we”, “our” or “us” refer to SEA BioGAS Corporation and not to the selling shareholders.

Risks Relating To Our Financial Condition

1.  As a start-up company in the early stages of development and with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on October 5, 2009 as a Delaware corporation.  Since then we have not generated any revenues and have accumulated deficits of $4,045 through to June 30, 2010.  We have been focused on organizational and start-up activities and business plan development since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.

Our future operating results will depend on many factors, including our ability to find and promote viable alternative energy projects, our ability to raise adequate funding for facilities and working capital, the level of competition and our ability to attract and maintain key employees.  If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

2.  We have not yet taken an ownership interest in any viable alternative energy projects and we cannot guarantee we will ever do so. Even if we can identify viable alternative energy projects and obtain an ownership interest in such, there is no assurance that we will be successful in developing such products or make a profit.

We have not entered into any agreements to acquire an interest in an alternative energy project and we cannot guarantee we ever will. Even if we identify one or more viable projects and obtain ownership interests in such, there is no guarantee that we will be able to secure the required financing to complete a project, and even if completed, there is no guarantee that we will earn profits from that project. If we are unable to identify viable projects, complete the development of projects and operate such projects profitably, then we will have to suspend or cease operations and you would likely lose your entire investment in us.

3.  We have incurred operating losses since inception and we expect to continue to do so in the future.

We expect to continue to incur operating losses in future periods.  These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our capabilities and identifying viable projects.  We cannot guarantee that we will ever be successful in generating any or sufficient revenues in the future.  We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue in operations.  There is no history upon which to base any assumptions regarding the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

4.  Our independent auditors have expressed doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to continue to fund our operations.

Our auditors issued a report on their audit of our financial statements as of and for the fiscal year ended December 31, 2009.  The auditor’s report contains an explanatory paragraph indicating that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  If we do not raise the offering amount, we may have to suspend or cease operations within 12 months.  Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with future clients and customers.  Investors should carefully read the auditor’s report and examine our financial statements.

5.  We will require significant financing to achieve our strategic objectives and our inability to obtain such financing may ultimately result in the loss of your investment.

We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to establish and expand our operations.  If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plan of development.  While we believe that we will have sufficient financial resources to continue operations over the next twelve months, we will require additional funds estimated at approximately $230,000 over a two year period in order to significantly expand our business as set forth in our plan of operations.

6.  Additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are authorized to issue up to 100,000,000 shares of common stock, of which 13,200,000 shares are issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders.  We may issue shares in connection with financing arrangements or otherwise.  Any such issuances will likely result in immediate dilution to our existing shareholders’ interests, which may negatively affect the value of your shares.

The likelihood of additional share issuances is increased because we are not yet profitable and will likely need additional capital to continue the development of our business.  We have no plans to issue additional shares as of the date of this prospectus, other than the shares being offered hereunder.

7.  We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends. Therefore, you must rely on share price appreciation for any return on your investment.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the share price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Risks Relating To Our Business

8.  Our focus is in Thailand and other countries in southeast Asia

We are headquartered in Hong Kong.  However, we expect that our business operations will be increasingly conducted in Thailand.  We do not have a history of operating in Thailand.  Thailand imposes various additional requirements on foreign-owned businesses operating in the country.  In addition, some investors that might otherwise invest in power projects might believe that the risks of operating in Thailand or elsewhere in Southeast Asia are too high to consider long-term investments in the region.

9.  Because of competitive pressures from competitors with more resources, we may fail to implement our business model profitably.

The business of developing alternative energy projects is extremely competitive. There are numerous competitors offering similar services both inside Thailand and in the region. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors beyond our control, including availability of financing, developing relationships with factory owners directly or indirectly through relationships with parties that have relationships with factory owners.

Many of our existing and potential competitors have longer operating histories in the alternative energy industries and have greater name recognition, better relationship networks, operating facilities, and significantly greater financial, technical and marketing resources than do we. As a result, they will be able to respond more quickly and possibly more effectively to new or emerging markets, changes in technology or regulatory framework, and to devote greater resources to the development, promotion and marketing of their products than can we. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive funding policies and make more attractive offers to potential customers, and strategic distribution partners.

10.  We are significantly dependent on our president.  The loss or unavailability of Mr. Fletcher’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Douglas Fletcher, our president. It would be difficult for us to replace Mr. Fletcher at such an early stage of our development. The loss or unavailability to us of his services would have an adverse effect on our business, operations and prospects.  There can be no assurance that we would be able to locate or employ personnel to replace Mr. Fletcher, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Fletcher, then we would be required to cease pursuing our business development, which would result in the loss of your investment.

11.  Because our only officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This result could prevent us from attracting clients and customers and further result in a lack of revenues which may cause us to cease operations.

Currently, our only officer and director will only be devoting limited time to our operations. Mr. Fletcher, our president and sole director, will be devoting approximately 10 hours a week to our operations. Because of this, our operations may be sporadic and occur at times which are convenient to our president. Operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

12.  Mr. Fletcher has no experience in running a public company. This lack of experience could reduce or eliminate the return on your investment in our common stock.

As a result of our reliance on Mr. Fletcher, and his lack of experience in operating a public company, our investors are at risk of losing their entire investment.  While we intend to hire additional personnel following the offering, these employees will be more focused on project sourcing and are unlikely to have any managerial experience in running a public company.  Until such time as we hire additional administrative employees with managerial experience, if ever, we are reliant upon Mr. Fletcher to make the appropriate management decisions.

13.  Because our sole officers and director has no formal training or experience in financial accounting and management, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our sole officer and director has no formal training or experience in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While Douglas Fletcher does not have previous financial accounting or management experience with U.S. companies or with U.S. Generally Accepted Accounting Principles, he has been preparing the financial statements that have been audited by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors will be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

14.  Your subscription funds will be deposited into our bank account.  This account is not an escrow, trust or similar account, it is simply a separate account that we control.  If we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and seizes those funds, then you may not receive a refund of your subscription funds notwithstanding the purported minimum offering provisions.  If our sole officer and director misappropriates the funds for his own use, you will lose your investment.

Your subscription funds will be held in a separate account at our bank.  The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds.  Only our officer and director will have access to the account.  You will not have the right to withdraw your funds during the offering.  You will receive your funds back if we do not raise the offering amount within 270 days.

If we are sued for any reason and a judgment is rendered against us, your subscription could be seized.  If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets, including your subscription, will likely be seized by the bankruptcy trustee and used to pay our creditors.   If this happens, you will lose your entire investment notwithstanding the purported minimum offering provisions.

Further, our officer and director will have the power to appropriate the money we raise.  As such, he could withdraw the funds without your knowledge for his own use.  If that happens, you will lose your investment.

15.  There are significant regulatory restrictions relating to small independent power projects and producers, which is the main focus of our business.

There are governmental, safety, and industry laws, regulations and standards that must be met in order for small power producers to sell their electricity production to the local distributors.  Finding the appropriate personnel who understand these laws, regulations and standards is important to our success.

16.  Our success depends in part upon our ability to attract and hire key personnel.  Our inability to hire qualified individuals will negatively affect our business, and we may not be able to implement or expand our business plan.

Our business is ultimately dependent on our ability to attract key personnel experienced in areas such as engineering, bioreactors and negotiating with local factory owners. We will need to attract, develop, motivate and retain skilled employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

17.  A significant portion of our operational expenses will be incurred in Thailand and other countries in southeast Asia and we are therefore subject to currency risks.

Our financial statements are reported in United States Dollars. Our operations development plans are currently focused on Thailand.  Most expenses incurred in Thailand will be in Thai baht.  Therefore, our expenses and any future investments or income may be vulnerable to fluctuations in exchange rates. We currently do not enter into foreign exchange contracts to cover our exposure to exchange rate fluctuations. Any failure to adequately manage foreign exchange risk may adversely affect our business.

18.  Our sole officer and director resides in Hong Kong and as a result, it may be difficult for you to protect your interests as a shareholder and your ability to protect your rights through the U.S. federal courts may be limited.

Our sole officer and director resides outside of the United States.  As a result, the rights of shareholders to take action against the director and actions taken by minority shareholders may be difficult.  Laws outside of the United States may not be as established and/or may differ from provisions under statutes or judicial precedent in existence in jurisdictions in the United States. In addition, shareholders may not have standing to initiate shareholder derivative actions before the courts outside of the United States or have limited rights to enforce judgments obtained in the United States in jurisdictions outside of the United States. As a result, you may face different considerations in protecting your interests in actions against the management, directors or majority shareholders than would shareholders of a corporation whose directors, officers and majority shareholders reside in the United States. Similarly, your ability to protect your interests if harmed and effectively sue in a United States federal court may be limited.

19.  Our internal financial controls may be inadequate, which could cause our financial reporting to be unreliable and lead to material errors in our financial statements.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made in accordance with authorizations of our management and director, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

We currently have only one individual performing the functions of all officers. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Risks Relating To This Offering and our Common Stock

20.  Since one shareholder beneficially owns the majority of our outstanding common shares, that single shareholder will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.

Mr. Fletcher owns approximately 95.5% of our outstanding common shares and will own at least 85.7% after completion of the offering. As a consequence of his stock ownership position he will retain the ability to elect a majority of our board of directors, and thereby control our management. He will also initially have the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.  He will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering.  Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.  The concentration of ownership by Mr. Fletcher could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

21.  Upon completion of this offering there will be an immediate and substantial dilution to purchasers of shares in our common stock.

The public offering price of the shares will be substantially higher than the net tangible book value of our common stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of up to $0.0419 or 84% of the offering price. See “Dilution”.

22.  The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of our common stock. The offering price bears no relationship to the actual value of the Company.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market as well as the average price paid by our shareholders in prior private placements.

The offering price is not an indication of and is not based upon the actual value of our Company. The offering price bears no relationship to the book value, assets or potential earnings, if any, of the company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.  A lack of a market price and a relationship between the offering price and the value of the Company, may make our shares difficult to sell and difficult to sell at a price higher than the offering price.

23.  There is currently no public market for our common stock and there is no assurance that a public market will develop for our common stock or that our common stock will ever be quoted for trade.

There is currently no established public trading market for our common stock. Although we plan, in the future, to seek a market maker to file an application to FINRA to have our common stock quoted on the Over-the-Counter Bulletin Board (OTC BB), there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC BB, or elsewhere, there can be no assurance that a market will develop for our common stock or that a market in our common stock will be maintained.  Therefore, you may be unable to liquidate your investment in our stock at any time or at any price, resulting in the loss of your investment.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with FINRA. It is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will not be sustained.  As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of at least the minimum of this offering.

24.  Our common stock is considered a penny stock, which is subject to restrictions on marketability, impacting your ability to sell your shares.  As a result, an investment in our common stock should be considered high risk.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission and it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

  deliver to the customer, and obtain a written receipt for, a disclosure document;
  disclose certain price information about the stock;
  disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
  send monthly statements to customers with market and price information about the penny stock; and, in some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.
Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and this could prevent you from reselling your shares and may cause the price of the shares to decline.

25.  FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

26.  As a result of the concurrent offering by the selling shareholder and SEA BioGAS, the offering by SEA BioGAS may not be fully subscribed.

We will be offering shares in our common stock at the same time as are the selling shareholder. The sale of shares by the selling shareholder is not contingent upon the Company selling the minimum offering. While we do not believe we will be approaching the same potential investors, it is possible that we will and, therefore, if there is a conflict, it is possible that we may not be able to fully subscribe our offering.

In addition, we may reach the minimum subscription level but fail to reach the maximum level as a result of the concurrent offering by the selling shareholder because we may inadvertently approach the same investors. In that event, it is possible that the overall proceeds available to us may be lessened which may cause us to have less working capital for the completion of our business development program.

27.  We may be categorized as a shell company and as a result we may not have the benefit of laws.

We may be categorized as a “shell company” as that term is defined in Reg. 405 of the Securities Act of 1933, as amended.  If we are categorized as a shell company, Rule 144 of the Act will be unavailable for the resale thereof and we will not be able register a stock option plan on Form S-8.  As a result, if a shareholder holds restricted securities, he may not be able to resell the same and we may not be able to issue shares of common stock as part a stock option plan.

Risks Related to Doing Business in Thailand and elsewhere in Southeast Asia

Various matters that are specific to doing business in Thailand may create additional risks or increase the degree of such risks associated with our business activities. These risks are discussed below.

28.  A material portion of our business operations will be based in Thailand, which presents issues associated with economic, political and social changes that may occur in a developing country.

Our initial projects and prospective project partners will be located in Thailand.  In addition, project financing arrangements may involve Thailand-based financial institutions and will certainly involve assets located in Thailand and be subject to Thai laws.  The projects if completed and operational will sell electricity to state-owned electricity distributors.   Accordingly, our business, financial condition and results of operations could be significantly and adversely affected by economic, political and social changes in Thailand.

Additionally, corporations with a foreign ownership component may be required to work within a framework which is different to that imposed on domestic Thai companies.

Failure to understand and adapt to Thai standards and laws may cause us to break laws which may result in our having to cease operations and go out of business.

In the future, if our business develops as we hope, then these same risks will apply to the economic, political and social changes of other Southeast Asia countries.

29.  Thailand has recently been subject to internal violent protests, disturbances and rioting, which could hurt our chances to develop relationships with European-based customers.

Thailand has recently experienced severe politically-charged protests, disturbances and riots, some of which have included violence and destruction of property.  These disturbances have impacted many businesses and institutions in Thailand.  Specific negative impact these and a continuation of such disturbances could have upon the industry in which we operate include: i) the occupation and closure of the country’s major airports; ii) an unstable government coalition which lowers the confidence of equipment suppliers and financial institutions to provide credit to projects; and iii) economic growth being less than it might have otherwise been, lowering the demand for the electricity that would be produced by alternative energy projects and the regulatory impotence to promote incentives for the production of such.

30.  The Thai legal system is different from the U.S. legal system. Many of the material agreements to which we will be party in the future with respect to exports from Thailand are expected to be governed by Thai law. The Thai legal system embodies uncertainties that could limit the legal protection available to us and our shareholders. The outcome of any litigation may be more uncertain than usual because: (i) the experience of the Thai judiciary in commercial disputes is more limited than is the case in the U.S., and (ii) the interpretation of Thailand’s laws may be subject to policy changes reflecting domestic political changes.

(a) Legal System - The Thai legal system is a civil law system based on written statutes. Unlike common law systems (the system in the U.S.), it is a system in which decisions in earlier legal cases do not generally have precedential value. Over the past 30 years, Thailand has attempted to bring its system of laws with respect to commercial transactions and foreign investment into better alignment with those of the United States and Australia; however, their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors such as the right of foreign invested enterprises to hold licenses and permits such as business licenses. Because all of our assets are located outside the U.S., it could be difficult for investors to affect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons or entities.

(b) Limited Interpretation – Many of the Thai laws that do exist are relatively recent and their interpretation and enforcement involve uncertainties, which could limit the available legal protections. Even where adequate Thai law exists, it may be difficult or impossible to obtain swift and equitable enforcement of such law or to obtain enforcement of judgments by a court of another jurisdiction. The inability to enforce or obtain a remedy under such agreements would have a material adverse impact on our operations.

(c) Taxation – Thailand’s tax laws and regulations are embodied in relatively brief and principles-based statutes.  The statutes can be ambiguous and contradictory, leaving a considerable amount of discretion to local tax authorities and courts.

31.  Because we will rely on others for the information upon which our decision to enter into a project in Thailand is based, we cannot be certain that our understanding of the laws, rules and regulations is not flawed.

While the information contained herein regarding Thailand has been obtained from a variety of sources, including government and private publications, independent verification of this information is not available and there can be no assurance that the sources from which it is taken or on which it is based are wholly accurate or reliable.

Thailand’s legal system is unique to Thailand and the previous experience of our President may not prepare us adequately to understand and operate effectively with that regulatory framework.  The same issues apply equally for each of the other jurisdictions in Southeast Asia in which we might attempt to develop projects, including Cambodia, Indonesia and Vietnam.

32.  We must comply with the Foreign Corrupt Practices Act and if our personnel or agents are determined to have engaged in certain practices, we could suffer severe penalties.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits United States corporations from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign corporations, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Thailand. If our competitors engage in these practices they may receive preferential treatment from personnel of some corporations, giving our competitors an advantage in securing business, which would put us at a disadvantage. Although we intend to inform our personnel and agents that such practices are illegal, we cannot assure that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties which would effectively cause us to cease business operations.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Foreign Currency and Exchange Rates

Our financial statements are stated in United States Dollars (U.S. Dollars or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Most of the commercial agreements of which we will be a party or on which our commissions will be based, will be expressed in U.S. Dollars.  We may enter into agreements that are based in Euro’s.  Some of our assets, including leaseholds and marketing assets will have been purchased in Thai Baht (Bt).  For purposes of consistency and to express United States Dollars throughout this registration statement, Thai baht or ß have been converted into United States currency at current rates of approximately Bt 32.0 to 1.00 U.S. Dollar unless stated otherwise. Our agreements and related items are all in U.S. Dollars.

USE OF PROCEEDS

Our offering is being made on a 1,300,000 share minimum and 1,500,000 share maximum basis. The net proceeds to us from the offering at a public offering price of $0.05 per share will vary depending upon the total number of shares sold and the total offering expenses. We expect to incur offering expenses estimated at $16,000 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders.

We have set a minimum offering of 1,300,000 shares and a maximum offering of 1,500,000 shares based on management’s assessment of the funds required for the next 12 months. Our working capital in the first 12 months following the offering will be used primarily to fund travel and related expenses of our President, to cover other administrative expenses and fund the preparation of engineering studies for potential projects.

The table below shows how proceeds from this offering would be used and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.

Percent of total shares offered	(Min.)	(Mid-point)	(Max.)
Shares Sold	1,300,000	1,400,000	1,500,000

Gross Proceeds from offering	$65,000	$70,000	$75,000
Less offering expenses	$16,000	$16,000	$16,000
Net offering proceeds	$49,000	$54,000	$59,000

Travel and related	$12,000	$15,000	$15,000
Consulting engineers	20,000	20,000	24,000
Other professional expenses	10,000	10,000	10,000
Administrative and other	$4,000	$4,000	$5,000
	46,000	49,000	54,000

Working Capital	$3,000	$5,000	$5,000

Total Use of Proceeds	$49,000	$54,000	$59,000

If it turns out that we have not raised enough money to complete our development program, then we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional funds in the future. If we need additional funds and can’t raise it, we will have to suspend or cease operations.

The use of the net proceeds table above describes the expenses that will be incurred in the 12 months following the completion of our offering.

We anticipate spending between $12,000 and $15,000 in connection with travel to Thailand and Indonesia to evaluate projects and meet with owners and potential co-venturers.

We anticipate spending between $20,000 and $24,000 to retain consulting engineers to assist with an evaluation of proposed projects.

We anticipate spending $10,000 in connection with legal services to be provided by one or more attorneys relating to legal matters connected with our business operation.

We anticipate spending between $4,000 and $5,000 relating the maintenance of our office, cost of telephones, and equipment.

We have allocated between $3,000 and $5,000 to working capital relating to unanticipated expenses related to our operations.

It is possible that no proceeds may be raised from this offering. If less than the minimum number of shares is sold, then we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our progress. If we require additional funds, as noted above, in order to develop our plan, such funds may not be available on terms acceptable to us.

Our offering expenses are comprised of SEC and EDGAR filing fees, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees. Our selling director will not receive any compensation for his effort in selling our shares of common stock.

DETERMINATION OF OFFERING PRICE

There is no established public market for our shares of common stock.  The offering price of $0.05 per share was arbitrarily determined by us based on our assessment of what the market would support in order for us to raise a minimum, net of expenses, of $16,000.  Among the factors considered were:

  our lack of business history;
  the proceeds to be raised by the offering;
  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and;
  our relative cash requirements.
The offering price of the shares of our common stock does not necessarily bear any relationship to our assets, book value, past operating results, financial condition or any other established criteria of value.  The offering price should not be regarded as an indicator of the future market price of the shares.

The selling shareholder will offer his shares in our common stock for resale at $0.05 per share until our common stock is quoted for trading on the OTC BB, if ever, and thereafter at prevailing market prices or privately negotiated prices.  See “Plan of Distribution” for further details.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is no established public market for our common stock. After the effectiveness of the registration statement of which this prospectus forms apart we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board (OTC BB).  We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that our common stock will be traded on the OTC BB or, if traded, that an active trading market for our common stock will develop, or if developed, be maintained.

If our common stock becomes quoted on the OTC BB then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling security holders.

We have issued 13,200,000 common shares since our inception on October 5, 2009 all of which are restricted shares.  There are no outstanding options or warrants or securities that are convertible into common shares.

Holders of Our Common Stock

As of the date of this prospectus, we have two holders of our common stock.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

           Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2010, the net tangible book value of our shares of common stock was $67,807 or approximately $0.0051 per share based upon 13,200,000 shares outstanding.

If the Maximum Number of Shares Are Sold:

Upon completion of this offering, in the event the maximum number of shares are sold, the net tangible book value of the 14,700,000 shares to be outstanding will be $126,807 or approximately $0.0086 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00349 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0086 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 10.20% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 89.80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $71,700 or approximately $0.0054 per share.

If 1,400,000 Shares Are Sold:

Upon completion of this offering, in the event 1,400,000 shares are sold, the net tangible book value of the 14,600,000 shares to be outstanding will be $121,807 or approximately $0.0083 per share. The net tangible book value of the shares held by our existing stockholders will have increased by $0.0032 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0083 per share.

After completion of this offering, if 1,400,000 shares are sold, you will own approximately 9.59% of the total number of shares then outstanding for which you will have made a cash investment of $70,000, or $0.05 per share. Our existing stockholders will own approximately 90.41% of the total number of shares then outstanding, for which they have made contributions of cash totaling $71,700 or approximately $0.0054 per share.

If the Minimum Number of Shares Are Sold:

Upon completion of this offering, in the event the maximum number of shares are sold, the net tangible book value of the 14,500,000 shares to be outstanding will be $116,807 or approximately $0.0081 per share. The net tangible book value of the shares held by our existing stockholders will have increased by $0.0029 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0081 per share.

After completion of this offering, if 1,300,000 shares are sold, you will own approximately 8.97% of the total number of shares then outstanding for which you will have made a cash investment of $65,000, or $0.05 per share. Our existing stockholders will own approximately 91.03% of the total number of shares then outstanding, for which they have made contributions of cash totaling $71,700 or approximately $0.0054 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if the Maximum Number of Shares are Sold:

Price per share	$0.05
Net tangible book value per share before offering	$0.0051
Potential gain to existing shareholders	$46,060.54
Net tangible book value per share after offering	$0.0086
Increase to present stockholders in net tangible book value per share after offering	$0.0035
Capital contributions	$71,700.00
Number of shares outstanding before the offering	13,200,000
Number of shares after offering assuming the sale of the maximum number of shares	14,700,000
Percentage of ownership after offering	89.80%

Purchasers of Shares in this Offering if the Maximum Number of Shares are Sold:

Price per share	$0.05
Dilution per share	$0.0414
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	48.88%
Percentage of capital contributions by new investors	51.12%
Percentage of ownership after offering	10.20%

Purchasers of Shares in this Offering if 1,400,000 Shares are Sold:

Price per share	$0.05
Dilution per share	$0.0417
Capital contributions	$70,000
Number of shares after offering held by public investors	1,400,000
Percentage of capital contributions by existing shareholders	50.60%
Percentage of capital contributions by new investors	49.40%
Percentage of ownership after offering	9.59%

Purchasers of Shares in this Offering if the Minimum Number of Shares are Sold:

Price per share	$0.05
Dilution per share	$0.0419
Capital contributions	$65,000
Number of shares after offering held by public investors	1,300,000
Percentage of capital contributions by existing shareholders	52.45%
Percentage of capital contributions by new investors	47.55%
Percentage of ownership after offering	8.97%

PLAN OF DISTRIBUTION

We are offering up to 1,500,000 shares of common stock on a self-underwritten basis, 1,300,000 shares minimum, 1,500,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at HSBC Main Branch, 1 Queens Road, Central, Hong Kong.  Its telephone number is 852 2822 1111.  The funds will be maintained in the separate bank until we receive a minimum of $65,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately be used by us.

If we do not receive the minimum amount of $65,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind.  We will return your funds to you in the form a cashier’s check sent by courier on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $65,000 within the 270 day period referred to above. There are no finders involved in our distribution.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.  The following are material terms that would allow you to be entitled to a refund of your money:

1.	extension of the offering period beyond 270 days;
2.	change in the offering price;
3.	change in the minimum sales requirement;
4.	change to allow sales to affiliates in order to meet the minimum sales requirement;
5.	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Douglas Fletcher, our sole officer and director.  He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Douglas Fletcher is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC will Mr. Fletcher distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering.  We do not intend to advertise, through tombstones or hold investment meetings and we will not utilize the Internet to advertise our offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares outside the United States.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for or purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized risk disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  Because the penny stock rules impose additional obligations on broker/dealers, many broker/dealers are unwilling to buy or sell penny stock s or open accounts for customers who wish to buyer or sell penny stock.  As a result the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to SEA BioGAS Corporation.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The Offering by the Selling Shareholders

There is one selling shareholder. He may be deemed an underwriter. He may sell some or all of his common stock in one or more transactions, including block transactions:

1.         On such public markets as the common stock may from time to time be trading;
2.         In privately negotiated transactions;
3.         Through the writing of options on the common stock;
4.         In short sales; or
5.         In any combination of these methods of distribution.

The sales price to the public is $0.05 per share.

The shares may not be sold in compliance with the Securities and Exchange Commission’s Rule 144 since we are a “shell company” as that term is defined in Reg. 405 of the Securities Act of 1933 (the “Act”).  As such, the shares of the selling shareholder may not be sold under Rule 144 of the Act until such time as we file a Form 8-K complying with Item 5.06 thereof and one year passes.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholder. We are bearing all costs relating to the registration of the common stock, estimated to be $16,000. The selling shareholder, however, will pay commissions or other fees payable to broker/dealer in connection with any sale of the common stock. The selling shareholder must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, in the offer and sale of the common stock. In particular, during such times as the selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker/dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker/dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that the selling shareholder will sell any or all of the shares offered by him. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker/dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock with a par value of $0.0001 per share.  As of the date of this prospectus, 13,200,000 shares of common stock are issued and outstanding and held by two shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own at least 91.0 % of our outstanding shares.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

We refer you to our Amended Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable Delaware statutes for a more complete description of the rights and liabilities of holders of our securities.

All registered shareholders are entitled to receive a notice of any general or annual meeting to be convened by the Company. At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, Mr. Fletcher is the only person to exercise control, directly or indirectly, over more than 10% of the Company’s outstanding shares of common stock (see “Principal Shareholders” on page 46).

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock.  The terms of the preferred stock will be determined by the board of directors.  As of the date of this prospectus, we have not issued any shares of preferred stock.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities as of the date of this prospectus.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.  No stock option plan or other form of equity compensation plan has been adopted to date.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Restricted Securities

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer.

When a person acquires restricted securities or holds control securities, he or she must register the shares in order to resell the same or sell them in compliance with Rule 144 of the Securities Act of 1933 (the “Act”).  Rule 144 is unavailable for owners of our restricted securities since we are deemed a “shell company” pursuant to Rule 405 of the Act.  Rule 144 of the Act will not be available to owners of restricted shares of our common stock until we file a Form 8-K, disclose the information required by Item 5.06 thereof, and one (1) year passes from the date we file the Form 8-K.

As of June 30, 2010, the Company had issued 13,200,000 shares of common stock for total consideration of $71,700.  We issued 12,600,000 shares of common stock through a Section 4(2) exemption on December 23, 2009 to Douglas Fletcher for cash consideration of $56,700. We issued 600,000 shares of common stock through a Regulation S offering on December 28, 2009 for cash consideration of $15,000, to one additional subscriber. All of the shares issued to date are restricted and can only be transferred, mortgaged, pledged or otherwise disposed of under Rule 144.

Transfer Agent

The transfer agent for the common stock will be Pacific Stock Transfer Company, located at 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus.  This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Plan of Operations

We are a start-up company in the development stage and have not started operations or generated or realized any revenues from our business operations.

Since becoming incorporated, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Neither the Company nor any of its officer, director and promoter has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger or business combination.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our expenses.  This is because we have not generated any revenues and no revenues are anticipated until we further develop our business.  There is no assurance we will reach this point.

We believe that our current resources plus the net proceeds of this offering are sufficient to cover our expenses during the next 12 months. We are likely to use up our current working capital in our operations over 12 months and we will need to find alternative sources of capital, such as a public offering including the proceeds from this offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations past that period. At the present time, we have not made any arrangements to raise additional cash other than this offering.  If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We have divided our specific operational goals into two phases.  Phase 1 will take approximately 12 months to complete.

Phase 1:

During the12 month Phase 1 period we hope to accomplish two things:

I)     Complete initial research required to establish the viability of hetrotrophic cultivation of algae using locally produced organic substrate feedstocks; and

II)    Identify two to three good alternative energy projects in Thailand that have either strong support from a producer of agricultural waste suitable for biogas or bio-diesel processes, or an engineering partner.  We have had conversations with over twenty companies and advisors involved in the industry or promoting projects and believe that we will be able to identify a few projects on which to focus our energies.

We intend to conduct research on heterotrophic methods of algae production from sugar cane and cassava waste as well as low intensity cultivation in a hybrid process intended to treat agriculture industry waste in Korat province in association with one of the local universities.

The next steps will be to work with the engineering partner to identify the best project engineering design and the expected capital costs and build a financial model to estimate the future operating expenses and revenues of the project(s).  In the process of developing the engineering, procurement and construction frame-work, we will likely hire engineering professionals to advise us on these matters and confirm the efficacy of the proposals.

Once the projects have been analyzed and they appear commercially feasible, we will work with our factory and engineering partner to (i) have the waste from the factory tested in plants designed for that purpose in Europe, to confirm the expected methane output from the project equipment as proposed; (ii) to conclude project management and waste supply and other key agreements for the project between the various partners and the proposed engineering, procurement and engineering company; (iii) initiate discussions with development banks and other financial institutions to generate a term sheet for the debt financing component for the project (if such can be arranged) to present to potential equity investors; and (iv) prepare a complete offering document to present to potential equity investors, primarily in Switzerland and Germany, with a view to soliciting indications of interest and terms.

We will also initiate discussions with companies that participate in alternative energy projects through the carbon credit angle.  In order to qualify for the CDM program that was designed under the Kyoto Protocol and as administered by the UNFCCC, a detailed submission must be made first to Thailand’s National Office for Climate Change, which is the designated National Authority in Thailand and has been assigned the task of initial review and approval of such proposals, and ultimately to the Executive Board, under the auspices of the United Nations.

Significant work is required to undertake the engineering studies and analysis and prepare the application.  Those companies that take on this role typically are paid some up-front fees but take the majority of their compensation in the form of success fees and percentages of payments received over time for Carbon Emission Reductions (“CERs”).  We, and our project partners, would be involved to some degree in this process and the application depends upon the project design and production levels.

To date, all of the work on our behalf has been undertaken by Mr Fletcher.  He has not been paid any salary or other compensation by us, and he will not be paid salary out of paid-in capital.  He will only be paid out of retained earnings, if and when we have covered all of our expenses and have earned profits.

We do not believe that we will earn any revenues in our first two years of operation.  We expect the process of completing the algae research and indentifying our initial projects and developing them the operating stage will take at least two to three years.  We expect to continue to invest as our business develops and expect our expenses to be larger than our revenues for the foreseeable future.  Accordingly, we expect to experience a loss for the foreseeable future.

We expect to incur the following costs during the next 12 months of operating our business to the point of identifying two or three specific projects in which to become a developer or joint-developer:

Travel and related	8,000
Research and consulting expenses	36,000
Other professional services	10,000
General administrative	12,000
Total	$66,000

As of June 30, 2010, we had $71,805 in cash and $52,655 in cash net of debt obligations to our sole director.  If we are not able to raise the minimum proceeds in this offering, then we will need to find other sources of financing to complete our business plans for Phase 1, or make arrangements to delay the repayment of related party loans.  No such arrangements have been made to date.

Phase 2:

Our primarily focus in our second 12 months of operation, will be to i) expand the research into heterotrphic algae cultivation and hybrid processes into the development stage.  Assuming our research program produces encouraging results, we will build a prototype plant to establish viability before attempting to raise additional funds for a commercial scale plant; (ii)  confirm the viability of the biogas projects on which we have focused.  This will be accomplished usually through feasibility studies, as well as to conclude project financing, engineering, procurement, construction, insurance, management agreements and energy off-take agreements.

This will require the involvement of lawyers competent in the area and familiar with Thailand’s laws and energy regulatory framework.  We have interviewed a number of lawyers with these qualifications and have identified the law firm that we intend to use.  We estimate that the costs for the required legal work and engineering work to complete these agreements will be between $75,000 and $110,000.  In addition, it is quite likely that a development bank that has agreed to provide the debt portion of the capital costs, if any, will require an upfront payment of approximately $25,000 to complete.

We expect to incur the following costs and cash outlays during the second 12 months of operating our business:

Travel and related	25,000
Development expenses - biogas	125,000
Development expenses - algae	140,000
Professional services	75,000
General administrative	25,000
Total	$390,000

If we have identified three projects to move forward with, we estimate that the combined capital costs will be between approximately $12,000,000 and $15,000,000, of which between $6,000,000 and 9,000,000 will be funded by financial institutions as senior debt.  We will require to raise ourselves or through other equity partners, the remaining $6,000,000 to 9,000,000 plus additional costs, such as the costs incurred through to closing of the financial arrangements, or administrative expenses (estimated to be a further $25,000 in phase 2 as shown in the table above) and commissions and deposits.

We hope to have the ability to raise additional funds through the public issue of additional shares, both for those additional costs as well as our share of the capital and other development costs.  However, if this is not possible, then we would need to find additional sources of capital, such as another public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations into the second 12 month period. At the present time, we have not made any arrangements to raise additional cash other than this offering.  If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and expenses increasing at faster rate than our revenues.

To become profitable and competitive, we have to locate and develop one or more biogas projects in Thailand through to commercial production.

If we are unable to negotiate suitable terms with local partners and financial institutions to provide the required capital for the project construction, then we may have to suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything else.  In that case, you may lose your entire investment.

We have no assurances that future financing will be available to us on acceptable terms.

Results of Operations

For the Period from October 5, 2009 (Inception) to December 31, 2009

We had no revenues for the period from October 5, 2009 (inception) to December 31, 2009. We incurred total operating expenses of $341, all of which were administrative expenses. The administrative expenses consisted of costs related to our incorporation and founding.  We had unrealized gains from foreign currency adjustments related to a Canadian dollar bank account that we keep in Hong Kong, which was $503.  We had net earnings of $162 for the period from October 5, 2009 (inception) to December 31, 2009, attributable to changes in currency exchange rates.

For the Six- Month Period Ended June 30, 2010

We had no operating revenues and $3 in interest income for the six-month period ended June 30, 2010. We incurred total operating expenses of $4,131 including administrative expenses of $3,824, with bank charges being the remainder of our expenses.  The administrative expenses were for travel expenses paid for by our President, including flights and hotels.  We had unrealized losses from foreign currency adjustments related to a Canadian dollar bank account that we keep in Hong Kong, which were $79.  We incurred a net loss of $4,027 for the six-month period ended June 30, 2010.

Liquidity and Capital Resources

During the period since incorporation, we have prepared this registration statement and prepared an internal business plan. Our accumulated deficit since inception on October 5, 2009 is $4,045 (including effect of currency translation adjustments). We have not started our proposed business operations and will not do so until we have completed this registration process. We expect to begin operations 30 days after the date of this registration statement.

In December 2009, we issued 12,600,000 shares of common stock to our founder for $56,700 pursuant to the exemption from registration set forth in Regulation 4(2) of the Securities Act of 1933.  In December 2010, we also issued 600,000 shares of common stock to another person for total proceeds of $15,000.  The 600,000 shares so issued are being registered in this offering. The 600,000 shares were also issued pursuant to Section 4(2) of the Securities Act of 1933.

As of June, 2010, our total assets were $86,805 and our liabilities of $19,150 represent advances to us by our President.  Our assets are comprised of $71,805 in cash held in our bank account and $15,000 in prepaid expenses paid to our lawyer.

While we expect to begin to earn revenues and profits during the 12 months it will take us to implement Phase 1 of our operating plan, we will likely need to raise additional financing to implement Phase 2 of our operating plan.  We will seek to raise financing by selling additional shares, either by a public offering of shares of our common stock supported by a prospectus, or through a private placement conducted under a Regulation S exemption, or through borrowing from our officer or from other parties in the private markets.  We do not know if such capital raise will be successful.  If we are unable to raise additional financing, we may cease operations and you may lose all of your investment.

Off-Balance Sheet Arrangements

As of the date of this Prospectus, the Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

OUR BUSINESS

Corporate Organization and History

We were incorporated in the State of Delaware on October 5, 2009 and established a fiscal year end of December 31.  Our statutory registered agent’s office is 113 Barksvale Professional Center Newark, Delaware 19711-3258 and our executive offices are located at 4202 Tower One Lippo Center, 89 Queensway Road, Hong Kong.  This is our mailing address as well.  Our telephone number is 852 6101 7023.

We have a specific business plan to develop our business.  We have no intentions of entering into a merger, acquisition or other business combination, change of control or similar transaction.  We are not now nor have we ever been a shell company.

As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues. We believe that, if we obtain the minimum proceeds from this offering, we will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

As of June 30, 2010, the date of the Company’s audited financial statements, we had raised $71,600 through the sale of common stock. There is $71,805 cash in the corporate bank account. We currently have liabilities of $19,150 due to our director relating to incorporation, administration and development expenses.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our business model, testing financial assumptions, having discussions with engineering groups familiar with the industry and identifying future sources of capital.

Douglas Fletcher may be described as a “promoter” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our corporation. Mr Fletcher has been involved in those transactions with us described under the heading “Certain Relationships and Related Transactions,” on page 45.  No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be, or are expected to be, acquired from any promoter on behalf of the Company. We have not entered into any agreements that require disclosure to our shareholders.  In addition, please see the section titled “Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources” on page 33, for capitalization history.

Currently, we have one Director and one Officer. Our Officer and Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of our business development. Other than the Officer / Director, there are no employees at the present time.

Our Business

We intend to indentify and work with various partners, as of yet unidentified, to develop small-scale alternative energy projects in southeast Asia.  There are many forms of alternative energy projects that are currently being investigated, developed or operated in southeast Asia by entities completely independent to us, including solar power, wind power, small hydro (also known as “run-of-river” hydro), biogas, bio-diesel and biomass projects.  We have concluded that solar and wind power projects require large amounts of capital and are usually not commercially feasible without subsidies.  We have chosen to focus on biogas, biomass and bio-diesel projects which require far less capital to undertake development of pilot plants and greenfield projects.

Southeast Asia is well suited to biogas, biomass and bio-diesel alternative energy projects because of the availability of low-cost agricultural waste products used as feed stock.

The typical project in which we would like to participate, involves a co-venture between an industrial producer of agricultural waste that has significant biological content, and an engineering firm or equipment supplier and ourselves as project developer.

We are currently focused on evaluating how waste or effluent streams from the prevalent sugar cane and cassava industries located in Nakorn Ratchisima province (“Korat”) can be used to produce, on a de-centralized basis, bio-diesel or other bio-fuels.

Our primarily contribution to a project would be as follows:

➢	Providing early-stage seed capital to develop an engineering or feasibility study;
➢	Developing a project financing plan and operating and financial forecast, which would become integral to the offering documents required to source capital;
➢	Negotiating the debt component of the project financing with sources of loans being local and international banks, export credit agencies and development banks;
➢	Raising the required equity capital either at the project level or as additional capital invested in us, which would, in turn, be contributed to the project; and
➢	Assisting the other partners to develop the project through to commercial development and maintaining an on-going role and equity participation in the project.

We believe that we will ultimately be involved in one of the following three processes, each of which involves converting biologically assembled carbon chains into a hydro-carbon substitute:

1.	The cultivation and extraction of oils from algae using waste water from industrial processes;
2.
The conversion, through an anaerobic process, of solid or liquid agricultural and industrial wastes into methane gas to fuel electricity generation or displace hydro-carbons, such as bunker fuels, to fuel the related industrial processes; and

3.	Converting biomass to electricity by combustion or pyrolysis processes.

These three processes have the added advantage for emerging countries that the fuel generation can occur away from the main population and industrial centers, putting less pressure on improving distribution of fuels and transmission of electricity.

All three processes could lead to other useful by-products such as animal feed, fertilizer and glycerine.

In the past few years, many alternative energy projects were able to supplement other funding sources by selling certified emission reduction credits (“CERs”) under the clean development mechanism (“CDM”) regime (sometimes referred to as carbon credits) or through direct or indirect government subsidies.  The continuation of the CDM regime past 2012 is not certain, and public policy can change quickly in all parts of the world, including Southeast Asia.  As a result, we would prefer to focus on projects that are viable without any subsidies, even if such are available.  But we intend to take advantage of any available subsidies or CERs.

1.	Algae to Bio-Diesel Concept

Since the 1950s, researchers have been exploring ways to harness many algae’s ability to convert nutrients into lipids using sunlight and nutrients generally available in water streams. Algae has the potential to support various processes including: (i) production of methane gas via biological or thermal gasification; (ii) production of ethanol via fermentation; (iii) production of bio-diesel; and (iv) the direct combustion of algal biomass for the production of steam or electricity.

The third of these options is currently attracting the most attention given the pressures on hydro-carbon fuel supply globally and the concerns amongst many people about global warming.  The oils extracted from algae are not materially different in the treatment required to convert them to a usable bio-diesel than are the natural oils produced from crops such as rapeseed and peanut oil (technically known as triacylglycerols, or TAGs).  It is now a common chemical industry reaction to turn TAGs into usable bio-diesels through transesterification – producing bio-diesel and glycerol, which has uses in industry and animal feed.

Cultivation of algae can take place in large open lagoons, or in raceways, in closed systems.  Closed systems are often referred to as photobioreactors.  The open systems are less productive but also much less expensive.  Open systems are also more suitable for hybrid processes that combine water treatment with algae cultivation.  In each of these processes, controlling the positioning of algae to receive the suitable amount of sunlight, supplementing the amount of nutrients present, and adding additional carbon dioxide to maximize growth rates and impact growth and oil content.

We are also investigating in an alternative method that would take advantage of Thailand’s availability of industrial waste products containing organics.  Heterotrophic fermentation is a process in which the algae being cultivated do not require sunlight to grow.

Whereas open ponds and closed photobioreactors are attracting more attention recently, heterotrophic fermentation has already achieved economic efficiency for certain high-value products serving the health and pharmaceutical industries, as well as for some low-value consumer products, such as soaps and carpet fibers (see: Cultivating Clean Energy: The Promise of_Algae_Biofuels, http://www.fao.org/uploads/media/0910_Terrapin-NRDC_-_The_ promise_of_algae_biofuels.pdf ).

Steel tanks are used to cultivate algae in high concentrations, using organic feedstock in a dark, low-moisture environment.  The feedstock in Thailand would mostly likely be sugars from sugar cane waste, waste glycerol, cassava waste or wood pulp.  Waste water streams can be used to provide the necessary nutrients.

The benefits of this processes include: (i) a much lower use of clean water than the other processes; (ii) is theoretically easier to scale up because designing water and light inputs is much less important; (iii) because this is not a “wet process” (meaning the algae when collected for oil extraction has considerably lower water content than is the case with the other processes), there is much less energy used to dry the algal for processing; and (iv) the process is not vulnerable to seasonal variations in sunlight and nutrient content of the process water.  However, these systems are generally more expensive and therefore less able to take advantage of low labour and land costs in Thailand vis-à-vis developed countries.

We will also investigate technologies that use algae to treat the same industrial waste in shallow ponds or sloped raceways.  These hybrid systems could be of significant interest in southeast Asia due to the large volumes of organics-containing agri-industry waste from the sugar, cassava, palm oil and rice industries.

It will be our objective to demonstrate that we can cultivate and dry significant quantities of algae in pilot plants, so that we can then enter into larger commercial projects with partners that can introduce technology on the oil extraction and transformation stages of the process.

2.	The Waste to Biogas Concept

Millions of cubic meters of methane in the form of swamp gas or biogas are produced every year by the decomposition of organic matter, both animal and vegetable. It has components similar to those in the natural gas pumped out of the ground by the oil companies, used ultimately to heat homes, cook meals or as fuel for combustion engines.

There are two basic types of organic decomposition that can occur: i) aerobic (in the presence of oxygen), and ii) anaerobic (in the absence of oxygen).  All organic material, both animal and vegetable can be broken down by these two processes, but the products of decomposition will be quite different in the two cases. Aerobic decomposition (sometimes referred to as “fermentation”) will produce small quantities of carbon dioxide, ammonia and some other gases, larger quantities of heat, and typically a residue that can be used as a fertilizer.  Anaerobic decomposition will produce methane, carbon dioxide, and other gases, including hydrogen in traces, very little heat and a residue with a higher nitrogen content (than is produced by fermentation) that again, is useful as a fertilizer.

The problems associated with aerobic treatment of mill effluent is the large pond sizes required (using land that could be better used for cultivation), long retention times, loss of nutrition and release of methane gas.  For instance, it requires 7 to 10 hectares of land to process palm oil mill (“POM”) effluent for an average sized POM, and approximately 3.8 m3 of effluent is generated for each tonne of palm oil produced.

Anaerobic decomposition is a two-stage process as bacteria feed on organic materials contained in the waste stream. In the first stage, acidic bacteria break down the complex organic molecules into peptides, glycerol, alcohol and the simpler sugars. When these compounds have been produced in sufficient quantities, a second type of bacteria starts to convert these simpler compounds into methane. These methane producing bacteria are particularly influenced by the ambient conditions, which can slow or halt the process completely if they are not monitored and maintained close to target conditions.

In Thailand and Indonesia, the most plentiful agricultural waste streams are suitable for methane production.  There are already over 20 cassava factories with anaerobic digesters and power plants to convert waste streams into power in Thailand. We are only looking at projects that intend to use the anaerobic process.  The typical waste streams come from cassava (or tapioca) processing plants, sugar cane processing plants, and to a lesser extent, palm oil mills (“POMs”).

Engineering firms active in this field have developed an expertise in selecting and maintaining the right conditions for specific bacteria.

The central part of an anaerobic biogas plant is an enclosed tank known as the digester. This is an airtight tank filled with the organic waste, and which can be emptied of digested slurry with some means of catching the produced gas. Design differences depend mainly on the type of organic waste to be used as raw material, the temperatures to be used in digestion and the materials available for construction.  Some facilities use a cheaper approach which uses canvas as a pond cover to trap methane gas.  This approach is much cheaper than is a modern digester system, but also is less efficient.  Both options are open to developers in southeast Asia.  We have a preference for projects that intend to employ the more intensive approach.

Methane reactors can use different operational approaches.  However, the primary approach currently in use is the up-flow anaerobic sludge blanket (“UASB”) approach.  This approach forces the waste water up through an expanded bed of anaerobic active sludge (the so-called “sludge blanket”), and then through a device at the top of the reactor.  This results in the separation of the mixed liquor into clarified wastewater, biogas and sludge.  The absence of any mechanical agitation allows a natural selection of “active” sludge.

Gas flow
Water flow
System boundary
Environment
Cascading lagoon system (7+ lagoons)
= FM 3*
UASB
GM 1
FM 1
Equalization basins
*: hydrological balance assumed
Flare
GM 2
FM 2
HFO
Hot oil & steam boilers
GM 3
Gas blower
Gas engine
GM 4
Gas blower
Gas scrubber & dryer
PM 1
Starch factory

Schematic of a Typical Biogas power plant using UASB technology

The waste water flows from the agricultural processing plantinto a storage pool (or basin) where it remains for a few days.  While the water is in the lagoon most solids settle and can be removed or separated.    The wastewater is then pumped into the methane reactors.

Excess sludge can, from time to time, be withdrawn from the bottom of the reactor. This excess sludge widely sought after to start-up new reactors elsewhere.  The effluent of the anaerobic treatment will be further treated in existing lagoons, reducing the original organics load by up to 98%.

The methane gas collected during the process is usually used to either i) displace another fuel source for boilers in the associated factory or ii) to drive electricity producing gas-turbines.  The electricity produced can be delivered to the associated factory or sold into the local electricity grid.  In some countries, such as Thailand, the local electricity distribution authorities will pay a premium for this electricity as it is considered “green”, having been produced in such a manner as to eliminate or materially reduce carbon emissions.

The attractiveness of these types of projects to us include:
(i)	The technology is well-established and understood;
(ii)	The required components are made by many suppliers, providing good commercial pricing tension;
(iii)	Total capital costs for a plant are under $4,000,000; and
(iv)
The resulting electricity is easily sold onto the local electricity distribution grid due to Thailand’s energy policies which are highly supportive of small independent power producers using alternative energy processes.

The Biogas Opportunity in Southeast Asia

Feed Stock Availability: Thailand is the world’s third leading cassava (sometimes called tapioca) producer.  Thailand’s total production of cassava root is approximately 26 million tonnes per year (tpy) from 1 million planted hectares, producing approximately 7 million tpy of finished starch products.  Thailand is the largest exporting country of dried cassava with a total of 80% of world export in 2005. The second largest exporting country is Vietnam.  All data has been sourced from the Thai Tapioca Starch Association (www.thaitapiocastarch.org).

Cassava grown in Thailand is processed into cassava chips and pellets used primarily for animal feeds.  Starch in powdered form represents most of the remaining final product and has broad ranges of use including food additives (including fat substitutes and sweeteners), chemical reagents, feed stock for fermentation processes and adhesive substances.

While Thailand is a leading rice exporting nation, cassava remains one of the country’s most important agricultural crop.  Thailand’s government has identified the cassava industry as important to the country’s industrial development and it funds research, varietal development, transportation and shipping facilities and farm development programs.

Cassava has three significant advantages for biogas projects based upon its processing.  First, it is not a seasonal crop, with planting and harvesting spread out approximately uniformly throughout the year.  The root is harvested approximately 8 months following planting, and the stalk that is removed from harvested root is replanted to produce the next crop.

Second, it is a very robust crop, growing in a wide variety of conditions including conditions that are not conducive to the health of many crops.  For example, cassava can still grow in drought conditions and survive in heavy precipitation.  Degraded soil conditions do not have the same negative impact on growth rates as it would for many other crops.

If the owner of an agricultural processing plant has sufficient capital and is willing to invest that capital in a biogas project, then there is likely no role for us.  However, we believe that the majority of suitable projects will involve factory owners that would like to have a part interest in the project, but that would also like to have operating and financing partners.  This belief is based upon conversations that our management has had over the past six months with developers, engineering firms and factory owners.

Our initial strategy with respect biogas is summarized as follows:

(i)
Identify engineering firms and technical advisory firms that have good relationships within the industry and with local mill owners and approach them to assist on developing projects that appear to have good commercial prospects but do not have financing in place;

(ii)	Work with the mill owners, the engineering groups and local investors to coordinate the development of a financing plan and the documentation required to support project financing funding;
(iii)	Approach financing institutions that have a demonstrated interest in financing sustainable energy projects or long-life infrastructure or energy projects; and
(iv)
Retain small equity positions in the projects funded, earning cash flow from dividends to the extent dividends are paid, or when opportunistic and assuming such opportunities arise, to dispose of such interests to other investors.

Revenue Generation

We will generate revenues in the following manner:

(i)
We will retain ownership interests in the projects that we develop, and will generate revenues through the sale of electricity, and in some cases process steam, from the power plants.  Electricity will generally be sold to the local electricity distribution authority, and process steam to the associated activities from which we are taking the waste products required for the power generation processes;

(ii)
We will in some cases be entitled to a portion of proceeds of sale of verified carbon emission reductions, either under the United Nations Framework Convention on Climate Change (“UNFCCC”) or into the “voluntary” carbon credit market; and

(iii)	We may earn commissions or finder’s fees from equipment suppliers that provide equipment to the project in which we are a developer.

In each case, our ability to generate revenues will depend upon our ability to identify and acquire development rights to a commercially feasible renewable energy power project and then to successfully raise the required financing and enter into feed stock purchase and sale agreements and electricity, and possibly process steam, purchase and sales agreements.

Competition

There are already many small developers and promoters and a few mid-sized promoters operating in southeast Asia.  Many of these developers are associated or sponsored by manufacturers of equipment that is used in the biogas industry.  Many of these developers do not have access to reliable funding sources and are therefore willing to work with partners who have that as their focus.

We believe that the most immediately attractive market is Thailand.  However, competition in Thailand is particularly intense, because many of the factories well-suited for such a biogas plant have already built one or are in the process of developing a project, and partly because there are a large number of developers looking to be involved in the remaining projects.

We also believe that good opportunities also exist in Indonesia and in Vietnam.  Our medium term plans include an attempt to penetrate the Indonesia market; however, we do not have any specific plans to develop relationships with entities, or explore opportunities, in Vietnam.

Insurance

We do not currently have any insurance.  We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Research and Development

We have no research and development programs going on at this time. We will depend initially on the efforts of our manufacturing clients to develop new and improved products.

Government Regulation

We are subject to a variety of foreign, federal and local governmental laws and regulations related to the development and operation of very small power plants (“VSPP”) projects. If we fail to comply with present or future laws and regulations, we could be subject to fines and lost business. Failure to anticipate applicable foreign, federal or local laws and regulations could delay shipment and payments or even involve the loss of orders.

Employees

We are currently in the development stage.  During the development stage, we plan to rely on the services of Douglas Fletcher, our President and Director to set up and develop our business operations.  Mr. Fletcher currently works for us on a part-time basis and his time and efforts are being provided to us without compensation. Mr. Fletcher expects to devote approximately 10 hours per week to our business during the current fiscal year, and 30 hours per week in 2011.  Mr. Fletcher is prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by this individual.

Employment Agreements

We do not have an employment agreement with Mr. Fletcher.  We do not have any employment agreements and do not anticipate having any in the near future.

Board Committees

We have not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors we are authorized to have is 10.  However, in no event may we have less than one director.  Currently, our only director is Mr. Fletcher.  Although the Company anticipates appointing additional directors, it has not identified any such person.

MANAGEMENT AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of shareholders, or until his successor has been elected. The officer serves at the pleasure of the Board of Directors. At present, Douglas Fletcher is our sole officer and director. Information as to the sole director and officer is as follows:

Name and Address	Age	Title

Douglas Fletcher	51	President, Chief Executive Officer,
2201 123 Queens Road, West, Sheung		Chief Financial Officer, Secretary,
Wan, Hong Kong		Director

Mr. Fletcher has held his office and position since our inception on October 5, 2009 and will hold his office and position until the next annual meeting of our shareholders.

Background of our Officers and Directors

Since our organization, Douglas Fletcher has been our sole officer and director.  Mr. Fletcher was selected as a result of his controlling ownership of SEA BioGAS Corporation and his prior investment banking experience and his relationships in southeast Asia.  Mr. Fletcher does not spend expect to spend more than 10 hours per week on our business development.  During the past 10 years, Mr Fletcher was involved in the following activities:

  From February 2009 to present, Mr. Fletcher has been a managing director of ChapmanCraig Limited, a licensed asset management company based in Hong Kong.  In that capacity, he is involved in servicing clients of the firm, evaluating investment opportunities, making investment decisions for discretionary funds under management and evaluating direct investment opportunities;
  From March 2004 through February 2009, he was a consultant with Long Term Asset Management (now called ChapmanCraig Limited) an asset management company based in Hong Kong.  In that capacity he was involved in assessing existing and potential private equity investments and loans made by clients of the company.
  From March 1997 to November 2001, he was a Director in the Investment and Corporate Banking division at Citigroup Limited, based in New York (March 1997 to June 1999), Singapore (1999 to December 2000) and Sydney, Australia (January 2001 to December 2001).
    In each of those capacities, Mr. Fletcher was involved in the analysis and valuation of businesses and corporations, in due diligence exercises intended in part to assist in capital raises or acquisition or divestiture assignments, and in providing general corporate finance advice to clients.

  None of the companies referred to above are parents, subsidiary corporations or other affiliates of SEA BioGAS Corporation.
During the past ten years, Mr. Fletcher has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

Significant Employees

The Company does not currently have any significant employees other than Mr Fletcher.

Committees of Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors.  Nor do we have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have not had operations to date, and with the limited expenditures we expect over the next two years, we believe the services of a financial expert are not warranted.  As such, our director acts as our audit committee and handles matters related to compensation and nomination of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our only director.  Thus there is a potential conflict of interest in that our director has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with our director and officer.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board of directors comprised of a majority of “independent directors.”  Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ.  We have determined that our director does not meet the definition of “independent” as a result of his position as our sole executive officer.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the three years ended with our most recent fiscal year.

Summary Compensation Table
							Change in
							Pension
							Value &
							Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
	Fiscal					Plan	Compen-	Other
	Year			Stock	Option	Compen-	sation	Compen-
Name and Principal	Ended	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Dec 31	($)	($)	($)	($)	(S)	($)	($)	($)
Douglas Fletcher	2009	0	0	0	0	0	0	0	0
President, CEO, CFO	2008	0	0	0	0	0	0	0	0
and Secretary	2007	0	0	0	0	0	0	0	0

Employment Agreements, Termination of Employment, Change of Control Provisions

We do not have an employment agreement with Douglas Fletcher.  Until we are profitable, there will be no salary paid to Mr Fletcher.

There are no compensation plans or arrangements, including payments to be made by us, with respect to our officer, director, employee or any consultants of the Company that would result from the resignation, retirement or any other termination of such director, officer, employees or consultants. There are no arrangements for our director, officer or employee that would result from a change-in-control.  We do not anticipate implementing any of the type of agreements described in this paragraph.

Stock Option Grants

We do not currently have a stock option plan. No individual grants of stock options have been made to our sole executive officer or director since our inception; accordingly, no stock options have been granted or exercised by our officers or directors since we were founded.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The only member of our Board of Directors is not compensated for his services as a director. The Board of Directors has not implemented a plan to award options to any directors. There are no contractual arrangements with the member of the Board of Directors. We have no director’s service contracts.

Director Compensation Table
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Douglas Fletcher	0	0	0	0	0	0	0

We do not have any long-term incentive plans that provide compensation to our directors intended to serve as incentive for performance.

Indemnification

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Delaware law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PRINCIPAL SHAREHOLDERS

The following table provides the name and address of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers, directors and certain key employees, individually and as a group.  All shares are owned directly.

	Number of
Name and Address	Shares Before	Before the	After the
Beneficial Ownership [1]	The Offering	Offering (1)	Offering (2)
Douglas Fletcher	12,600,000	95.5%	85.7%
2101, 123 Queens
Road West, Sheung Wan, Hong Kong
_______________________________________________________________________________________________________
(1) The percent of class is based on 13,200,000 shares of common stock issued and outstanding as of June 30, 2010.
(2) Assumes the maximum offering of 1,500,000 shares.

Changes in Control

We are not aware of any contract, or other arrangement or provision of our Articles of Incorporation or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

SELLING SHAREHOLDERS

The selling shareholder named in this prospectus is offering 600,000 shares of common stock through this prospectus, in addition to the 1,300,000 minimum and 1,500,000 maximum shares of common stock that we are offering through this prospectus.  The shares being offered by the selling shareholder were acquired from us in a private placement pursuant to Regulation S of the Securities Act.  The shares were sold outside the United States of America to non-US persons.

The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholder may offer all or part of the shares for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of such shares nor is the selling shareholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholder.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the selling shareholder, including:

  The number and percentage of shares beneficially owned prior to this offering;
  The total number of shares that are to be offered by the shareholder; and
  The total number and percentage of shares that will be beneficially owned by him upon completion of the offering.
To the best of our knowledge, the party named in the table below, beneficially owns and has sole voting and investment power over all shares or rights to his shares.  Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that the selling shareholder does not sell shares of common stock not being offered in this prospectus nor purchases additional shares of common stock and we have assumed that the maximum 1,500,000 shares being offered by us, as well as all shares being offered by the selling shareholder, are sold.

Beneficial Owner	Beneficial Ownership Before Giving Effect to this Offering (1)		Number of Shares to be Offered	Beneficial Ownership After Giving Effect to this Offering (1)
	Total Shares	%		Total Shares	%
Kurt Killer	600,000	4.54%	600,000	nil	nil
Baarerstrasse 14
6301- Zug
Switzerland

(1)           Applicable percentage of ownership is based on 13,200,000 common shares outstanding as of June 30, 2010 plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Exchange Act.  Seller is deemed an underwriter.

The selling shareholder:

  has not had a relationship with Douglas Fletcher, our sole office and director other than as friend and business associate; or, has not had a material relationship with us other than as a shareholder at any time within the past three years; or, has never been one of our officers or directors or an officer or director of our predecessors or affiliates; or, is not a registered broker-dealer or an affiliate of a broker-dealer.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our common stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our common stock.  Sales of substantial amounts of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

Based on shares outstanding as of June 30, 2010, upon completion of this offering, 14,700,000 shares of our common stock will be outstanding if 1,500,000 are sold in this offering.  All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless held by our affiliates, as that term is defined under Rule 144 under the Securities Act.

The 13,200,000 shares of our common stock outstanding as of the date of this prospectus are restricted securities as defined under Rule 144 of the Securities Act.  Upon this registration statement becoming effective, 12,600,000 shares in our common stock will remain restricted.  Restricted securities may be sold in the U.S. public market only if registered or if they qualify for an exemption from registration, including by reason of Rule 144, which is summarized below.

In general, provided that a company is subject to the reporting requirements of the Exchange Act, a person who has beneficially owned shares of such company’s common stock for at least six months is entitled to sell those shares under Rule 144 provided that such person is not an affiliate of the company and has not been an affiliate of the company during the prior three months and provided that current public information about the company is available. After a one-year holding period, non-affiliates can resell without satisfying any of the conditions under Rule 144. However, affiliates of such a company continue to be subject to the requirements of Rule 144, including volume limitations on the number of shares that may be sold in any three month period.Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.  The shares may not be sold in compliance with Rule 144 since we are a “shell company” as that term is defined in Reg. 405 of the Securities Act of 1933 (the “Act”).  As such, the shares of the selling shareholder may not be sold under Rule 144 of the Act until such time as we file a Form 8-K complying with Item 5.06 thereof and one year passes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Officers and Directors and Promoters

On December 23, 2009 we issued a total of 12,600,000 restricted shares of common stock to Douglas Fletcher. The purchase price for the shares, $57,600, was paid in cash.  Mr Fletcher, as our sole officer and promoter, was in a position to access relevant and material information regarding our operations.

As of June 30, 2010, we owed our President $19,150; $356 was in connection with our incorporating expenses, $3,994 for reimbursement of out-of-pocket expenses incurred while traveling and that were paid by our President, and $15,000 for a retainer paid in connection with professional fees on our behalf.  These amounts have been lent to the Company without interest due, and the amounts owed are due December 31, 2011.

Except as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:
    our director and officer;
    any person proposed as a nominee for election as a director;
    any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
    our promoter; and
    any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2009, included in this prospectus have been audited by BehlerMick PS, Certified Public Accountants, Bank of America Financial Center, 601 West Riverside, Suite 430, Spokane, Washington 99201, and its telephone number is (509) 838-5111 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S. 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares being offered in this prospectus.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

FINANCIAL STATEMENTS

Our fiscal year end is December 31.  We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

Audited financial statements for the period ended December 31, 2009 and unaudited financial statements for the six-month period ended June 30, 2010 follow:

SEA BioGAS Corporation
(A Development Stage Company)
Balance Sheets

	As of
	June 30,	December 31,
	2010	2009
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$71,805	$72,188
Prepaid professional fees	15,000	--
Total Current Assets	86,805	72,188

Total Assets	$86,805	$72,188

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILTIES
Due to related parties (note 4)	$19,150	$326
Total Current Liabilities	19,150	326

Total Liabilities	19,150	326

Commitments and Contingencies	--	--

SHAREHOLDERS’ EQUITY
Capital stock
Preferred stock: 20,000,000 authorized
- nil shares issued and outstanding	--	--
Common stock: 100,000,000 authorized (Note 6)
- par value $0.0001
- 13,200,000 shares issued and outstanding	1,320	1,320

Additional paid-in capital	70,380	70,380
Retained earnings (deficit) accumulated during development stage	(4,045)	162
Total Shareholders’ Equity	67,655	71,862

Total Liabilities and Shareholders’ Equity	$86,805	$72,188

See accompanying notes to the Interim Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
Statements of Operations

		Cumulative
	For the Six	From Inception
	Months ended	(October 5, 2009)
	June 30, 2010 (Unaudited)	to June 30, 2010 (Unaudited)
REVENUES	$--	$--
OPERATING EXPENSES
Administrative	3,824	4,150
Other expenses	307	322
Total operating expenses	4,131	4,472
OTHER INCOME
Interest income	3	3
Total other income	3	3
NET OPERATING LOSS	(4,129)	(4,469)
Foreign exchange gains (losses)	(79)	424
NET LOSS	$(4,207)	$(4,045)
EARNINGS PER SHARE
Basic and diluted	$ nil

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted	13,200,000

See accompanying notes to the Interim Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
Statement of Stockholders’ Equity

				Retained Earnings (Deficit)
				Accumulated
	Common Stock		Additional	During	Total
			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Balance, October 5, 2009 (Inception)
Common stock issued for cash December 23, 2009 at $0.0045 per share	12,600,000	$1,260	$55,440	$--	$56,700
Common stock issued for cash at December 28,2009 at $0.025 per share	600,000	60	14,940	--	15,000
Net earnings from inception (October 5, 2009) through December 31, 2009	--	--	--	162	162
Balance, December 31, 2009	13,200,000	$1,320	$70,380	$162	$71,862
Net losses for the six months ended June 30, 2010	--	--	--	(4,207)	(4,207)
Balance, June 30, 2010 (unaudited)	13,200,000	$1,320	$70,380	$(4,045)	$67,655

See accompanying notes to the Interim Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
Statements of Cash Flows

		Cumulative
	For the Six	From Inception
	Months ended	(October 5, 2009)
	June 30, 2010 (Unaudited)	to June 30, 2010 (Unaudited)
OPERATING ACTIVITIES:
Net losses	$(4,207)	$(4,045)
Adjustments to reconcile net losses to net cash
provided by operating activities
Prepaid expenses	(15,000)	(15,000)
Net cash used in operating activities	(19,207)	(19,045)

INVESTING ACTIVITIES:
Net cash used in investing activities	--	--

FINANCING ACTIVITIES:
Advances from related parties	18,824	19,150
Issuance of common stock	--	71,700
Net cash flows from financing activities	18,824	90,850
Net increase (decrease) in cash	$(383)	$71,805

Cash balance at beginning of period	72,142	--
Cash balance at end of period	$71,805	$71,805

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to the Interim Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2010

Note 1.  Interim Reporting

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2009 included in this S-1 filing.  In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal, recurring adjustments, have been made.  Operating results for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Note 2.  Nature and Continuance of Operations

SEA BioGAS Corporation (“SEA BioGAS” or the “Company”) was incorporated October 5, 2009 under the laws of Delaware, U.S.A. The Company is a development stage company as defined by FASB Accounting Standard Codification Section 915, “Development Stage Enterprises”.  The Company’s operations are based in Thailand, and it is engaged in the development of alternative energy projects in Thailand.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has not generated any revenues and has limited cash resources.  The continuation of the Company as a going concern is will likely require new financing, either through issuing shares or debt to continue the development of its business.  Management intends to offer for sale additional common stock, however, there can be no assurance that it will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. These factors together raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 3.  Significant Accounting Policies

Basis of Accounting
These financial statements and related notes have been prepared in accordance with the generally accepted accounting principles (“GAAP”) in the United States, and are presented in U.S. dollars.  The Company’s year end is December 31.

Foreign Currency Translation
The Company’s functional currency is the U.S. dollar. Some transactions occur in Hong Kong and Thai currency.  Management has adopted the standards issued by the Financial Accounting Standards Board (“FASB) under Accounting Standards Codification (“ASC”) Section 820, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on foreign currency translation are included in operations in the period in which they are incurred.  The Company has not entered into derivative contracts or arrangements to offset the impact of foreign currency fluctuations.

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2010

Note 3.  Significant Accounting Policies (continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at June 30, 2010 the Company does not have any cash equivalents.

Financial Instruments
The fair value of cash, accounts payable and accrued liabilities and amounts due to a related party were estimated to approximate their carrying values due to the immediate short-term maturity of these financial instruments.

Financial instruments that potentially subject the Company to credit risk consist principally of cash as it holds $71,956 in a bank account that is not federally insured.

Income Taxes
The Company has adopted FASB ASC Topic 740 “Income Taxes”.  Pursuant to Topic 740, the Company is required to compute tax asset benefits for net operating losses carried forward.

Deferred income taxes are provided for temporary differences between the GAAP and tax-reporting amounts of assets and liabilities. If it is more likely than not that some or all of a deferred tax asset will not be realized, a valuation reserve is recognized and no benefit is recorded.  Deferred tax assets have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Basic and Diluted Net Income (Loss) per Share
The Company computes net income (loss) per share in accordance with FASB ASC Topic 260 “Earnings per Share”.  Topic 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  The Company did not have dilutive potential common shares or convertible preferred shares outstanding during the six period ended June 30, 2010 and hence did not present diluted net loss per share for the period.

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2010

Note 3.  Significant Accounting Policies (continued)

Capital Transactions Costs
The Company defers direct and incremental costs incurred in connection with the issuance of share capital and other capital transactions as a non-current asset and charges the costs against share capital when the capital transaction is completed or to expense when the capital transaction is abandoned.

Recent Accounting Pronouncements
In May 2009, the FASB issued standards, under ASC Topic 855 “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The provisions of Section 855 are effective for interim and annual reporting periods for the Company ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements as at June 30, 2010.

In June 2009, the FASB Issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). The FASB Accounting Standards Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB effective September 15, 2009. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws continue to be sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  As the principal source of authoritative accounting literature following its release, our future filings will be required to reflect references to the Codification.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force and Accounting Standards Updates), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

Note 4.  Due to Related Parties

The Company’s President is owed $544 for expenses paid on behalf of the Company in connection with the Company’s formation and 2010 Delaware franchise taxes.  He is also owed $15,000 that he advanced as a retainer to the Company’s legal counsel.  These amounts are non-interest bearing, are unsecured and are due by December 15, 2010.

Note 5.  Income Taxes

No provision for income taxes has been made for the periods presented as the Company has incurred net losses.

The potential benefit of net operating loss carry forwards has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are as follows:

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2010

Note 5.  Income Taxes (continued)

As of June 30, 2010
Statutory rate	43.7%
Income taxes recovered at the effective tax rate	$1,804
Adjustment for permanent timing differences	--
1,804
Benefit of tax losses not recognized in year	(1,804)
Income tax recovery (expense) recognized in year	$--

Net operating loss carry-forwards (expiring in 2029)	$4,469
Deferred tax assets	1,953
Valuation allowance	(1,953)
Net deferred tax assets	$--

Note 6.  Stockholders’ Equity

Between our inception on October 5, 2009 through June 30, 2010, the Company issued 12,600,000 shares in its common stock to its President and director for cash consideration of $56,700 and issued 600,000 shares in its common stock to one additional investor for an aggregate cash consideration of $15,000.

The Company has no warrants or stock options outstanding as of June 30, 2010.  The Company does not have a stock option plan.

Note 7.  Foreign Operations

The balance sheet at June 30, 2010 includes $71,805 of cash held in Hong Kong.  Although Hong Kong is considered economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Note 8.  Subsequent Event

The Company is preparing to file an S-1 Registration Statement with the United States Securities and Exchange Commission to register for sale a minimum of 1,300,000 shares and a maximum of 1,500,000 shares in its common stock at a price of $0.05 per share.  The Company also plans to register 600,000 shares of its common stock for sale by the existing shareholders of the Company also at a price of $0.05 per share, until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices.

To the Board of Directors and Stockholders of
SEA BioGAS Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of SEA BioGAS Corporation (a development stage company) as of December 31, 2009, and the related statements of operations, stockholders’ equity and cash flows for the period then ended and for the period from October 5, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SEA BioGAS Corporation as of December 31, 2009, and the results of its operations and its cash flows for the period then ended and for the period from October 5, 2009 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding the resolution of this issue are also discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BEHLERMICK PS
BehlerMick PS
Spokane, Washington
November 9, 2010

SEA BioGAS Corporation
(A Development Stage Company)
Balance Sheet
December 31, 2009

December 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72,188
Total Current Assets	72,188

Total Assets	$72,188

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILTIES
Due to related parties (note 3)	$326
Total Current Liabilities	326
NON-CURRENT LIABILITIES
-
Total Liabilities	326
Commitments and Contingencies	0

SHAREHOLDERS’ EQUITY
Capital stock
Preferred stock: 20,000,000 authorized
- nil shares issued and outstanding
Common stock: 100,000,000 authorized (Note 5)
- par value $0.0001
- 13,200,000 shares issued and outstanding	1,320

Additional Paid-in Capital	70,380
Retained earnings accumulated during development period	162
Total Shareholders’ Equity	71,862

Total Liabilities and Shareholders’ Equity	$72,188

The accompanying notes are an integral part of these Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
Statement of Operations
For the Period from October 5, 2009 (Inception) to December 31, 2009

OPERATING EXPENSES
Administrative		$326
Other expenses		15
Total Operating Expenses		341
OPERATING EARNINGS		(341)
Foreign exchange gains (losses)		503
NET INCOME BEFORE TAXES		162
Taxes		-
NET INCOME AFTER TAXES		162
EARNINGS PER SHARE
Basic and diluted	$	Nil

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted		1,193,023

The accompanying notes are an integral part of these Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
Statement of Stockholders’ Equity
For the Period from October 5, 2009 (Inception) to December 31, 2009

				Retained Earnings
				Accumulated
	Common Stock		Additional	During	Total
			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Balance, October 5, 2009 (Inception)
Common stock issued for cash December 23, 2009 at $0.0045 per share	12,600,000	$1,260	$55,440	$--	$56,700
Common stock issued for cash at December 28, 2009 at $0.025 per Share	600,000	60	14,940		15,000
Net earnings from inception (October 9, 2009) through December 31, 2009				162	162
Balance, December 31, 2009	13,200,000	$1,320	$70,380	$162	$71,862

The accompanying notes are an integral part of these Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
Statement of Cash Flows
For the Period from October 5, 2009 (Inception) to December 31, 2009

OPERATING ACTIVITIES
Net income	$162
Cash provided from operating activities	162

INVESTING ACTIVITIES
Cash used in investing activities	--

FINANCING ACTIVITIES
Advances from related parties	326
Issuance of common stock	71,700
Cash provided by financing activities	72,026
Net increase in cash	72,188

Cash and equivalents, at beginning of period	--
Cash and equivalents, at end of period	$72,188

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these Financial Statements

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009

Note 1.  Nature and Continuance of Operations

SEA BioGAS Corporation (“SEA BioGAS” or the “Company”) was incorporated October 5, 2009 under the laws of Delaware, U.S.A. The Company is a development stage company as defined by FASB Accounting Standard Codification Section 915, “Development Stage Enterprises”.  The Company’s base of operations is in Hong Kong, and it is engaged in the development of alternative energy projects in Thailand.  The Company’s year end is December 31.

Going Concern
These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has not generated any revenues and has limited cash resources.  The continuation of the Company as a going concern is will likely require new financing, either through issuing shares or debt to continue the development of its business.  Management intends to offer for sale additional common stock, however, there can be no assurance that it will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. These factors together raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 2.  Significant Accounting Policies

Basis of Accounting
These financial statements and related notes have been prepared in accordance with the generally accepted accounting principles (“GAAP”) in the United States, and are presented in U.S. dollars.  The Company’s year-end is December 31.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

Foreign Currency Translation
The Company’s functional and reporting currency is the U.S. dollar. Some assets are held in and some transactions occur in Hong Kong, Canadian and Thai currency.  Management has adopted the standards issued by the Financial Accounting Standards Board (“FASB) under Accounting Standards Codification (“ASC”) Section 820, “Foreign Currency Translation”.  Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on foreign currency translation are included in operations in the period in which they are incurred.  The Company has not entered into derivative contracts or arrangements to offset the impact of foreign currency fluctuations.

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009

Note 2. Significant Accounting Policies (continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at December 31, 2009, the Company does not have any cash equivalents.

Financial Instruments
The fair value of cash, accounts payable and accrued liabilities and amounts due to a related party were estimated to approximate their carrying values due to the immediate short-term maturity of these financial instruments.

Financial instruments that potentially subject the Company to credit risk consist principally of cash as it holds $72,188 in a bank account that is not federally insured.

Income Taxes
The Company has adopted FASB Accounting Standards Codification Topic 740 “Income Taxes”.  Pursuant to Topic 740, the Company is required to compute tax asset benefits for net operating losses carried forward.

Deferred income taxes are provided for temporary differences between the GAAP and tax-reporting amounts of assets and liabilities. If it is more likely than not that some or all of a deferred tax asset will not be realized, a valuation reserve is recognized and no benefit is recorded.  Deferred tax assets have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Basic and Diluted Net Income (Loss) per Share
The Company computes net income (loss) per share in accordance with FASB Accounting Standards Codification Topic 260 “Earnings per Share”.  Topic 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  The Company did not have dilutive potential common shares or convertible preferred shares outstanding during the period ended December 31, 2009 and hence did not present diluted net loss per share for the period.

Capital Transactions Costs
The Company defers direct and incremental costs incurred in connection with the issuance of common stock and other capital transactions as a non-current asset and charges the costs against stockholders’ equity when the capital transaction is completed or to expense when the capital transaction is abandoned.

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009

Note 2. Significant Accounting Policies (continued)

Recent Accounting Pronouncements
In May 2009, the FASB issued standards under ASC Topic 855 “Subsequent Events” which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The provisions of Topic 855 are effective for interim and annual reporting periods for the Company ending after June 15, 2009. The adoption of these standards did not have a material impact on the Company’s financial statements as at December 31, 2009.

In June 2009, the Financial Accounting Standards Board Issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). The FASB Accounting Standards Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB effective September 15, 2009. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws continue to be sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  As the principal source of authoritative accounting literature following its release, our future filings will be required to reflect references to the Codification.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force and Accounting Standards Updates), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

Note 3.  Due to Related Parties

The Company’s President is owed $326 for expenses paid on behalf of the Company in connection with the Company’s formation. The amount is non-interest bearing, is unsecured and is due by December 15, 2010.

Note 4.  Income Taxes

No provision for income taxes has been made for the periods presented as the Company’s gain from changes in currency rates did not give rise to income taxes.

The potential benefit of net operating loss carry forwards has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are as follows:

SEA BioGAS Corporation
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009

Note 4.  Income Taxes (continued)

As of December 31, 2009
Statutory rate	43.7%
Income taxes recovered at the effective tax rate	$149
Adjustment for permanent timing differences	--
149
Benefit of tax losses not recognized in year	(149)
Income tax recovery (expense) recognized in year	$--

Net operating loss carry-forwards (expiring in 2029)	$341
Deferred tax assets	149
Valuation allowance	(149)
Net deferred tax assets	$--

Note 5.  Stockholders’ Equity

Between our inception on October 5, 2009 through December 31, 2009, the Company issued 12,600,000 shares in its common stock to its President and director for cash consideration of $56,700 and issued 600,000 shares in its common stock to one additional investor for an aggregate cash consideration of $15,000.

The Company has no options or warrants outstanding or granted as at December 31, 2009.  The Company has not adopted a stock option plan at this time.

Note 6.  Foreign Operations

The balance sheet at December 31, 2009 includes $72,188 of cash held in Hong Kong.  Although Hong Kong is considered economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Note 7.  Subsequent Event

The Company expects to file an S-1 Registration Statement with the United States Securities and Exchange Commission to register for sale a minimum of 1,300,000 shares and a maximum of 1,500,000 shares in its common stock at a price of $0.05 per share.  The Company also plans to register 600,000 shares of its common stock for sale by a shareholder of the Company also at a price of $0.05 per share, until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our common stock.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.

We are not subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

We intend to furnish to our shareholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that SEA BioGAS Corp files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

Until _____________ 2010, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant.

SEC Registration Fee	$7.49
Transfer Agents fees	600.00
Legal and expenses	4,800.00
Accounting fees and expenses	10,000.00
Edgar filing, printing and engraving expenses	592.51

TOTAL	$16,000.00

ITEM 14.              INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided in our articles of incorporation.  Our Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Delaware. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of SEA BioGAS Corporation exists which would affect his liability in that capacity.

The general effect of the foregoing would be to indemnify a control person, director or officer from liability, thereby making the company responsible for any expenses or damages incurred by such control person, director or officer in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of he Securities and Exchange Commission, such indemnification is against public policy, and therefore unenforceable.

ITEM 15.              PRIOR SALES OF UNREGISTERED SECURITIES

Since inception, we have issued unregistered securities to the persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Regulation S of the Securities Act of 1933, as amended, in that all sales were made outside the United States of America to non-US persons.

Name and address	Date	Shares	Consideration

Douglas Fletcher	December 23, 2009	12,600,000	$56,700
33 Seymour Rd., 2A
Mid-levels, Hong Kong

Kurt Killer	December 28, 2009	600,000	$15,000
Baarerstrasse 14
6301-Zug, Switzerland

ITEM 16.              EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description

3.1	Certificate of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
23.1	Consent of BehlerMick PS, Certified Public Accountants.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

ITEM 17.              UNDERTAKINGS

1.           The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.           The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused to this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on this 9th day of November, 2010.

SEA BIOGAS CORPORATION

BY:	DOUGLAS FLETCHER
Douglas Fletcher
President, Principal Executive Officer, Principal
Accounting Officer, Principal Financial Officer,
Secretary, Treasurer and sole member of the
Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas Fletcher, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

DOUGLAS FLETCHER	President, Principal Executive Officer, Principal	November 9, 2010
Douglas Fletcher	Accounting Officer, Principal Financial Officer,
Secretary, Treasurer and sole member of the
Board of Directors

EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Certificate of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
23.1	Consent of BehlerMick PS, Certified Public Accountants.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.